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RE: WALGREEN CO. EXECUTIVE STOCK OPTION PLAN

Dear <>:

On behalf of Walgreen Co. and the Company's Board of Directors, it gives me great pleasure to present you with the enclosed stock option grant. The Board of Directors believes that the continuing success of the Company will be further assured if certain executives are given an opportunity to increase their ownership interest in the Company through the purchase of the Company's Common Stock. It is hoped that the exercise of stock options to purchase the Company's Common Stock also will have the result of increasing the value of your estate over the years.

You will find a Stock Option Agreement enclosed with this letter, evidencing your right to purchase shares of the Company's Common Stock over a 10-year period. The exact number of shares reserved for your purchase is stated in the Stock Option Agreement, as is the price at which these shares are offered. This option is subject to a 36-month vesting period, prior to which you may not exercise the option. The detailed terms and conditions of the stock option are outlined in the Stock Option Agreement.

This option grant is a "Non-Qualified" stock option. We have been advised by tax counsel that there is no tax due at the time you receive the option. However, based on current tax rules, upon exercise of the option you will become liable for tax at ordinary income rates on the number of shares exercised times the excess of the market price of Walgreen stock on the date you exercise the option over your option price. The Company will be obligated to withhold tax on that amount, and you will be informed of your choices for satisfying that withholding obligation.

Appreciation, if any, in the value of the stock from the exercise date up to the date of sale will be taxed as a capital gain and will be subject to taxes in effect at the time of the sale.

Since important tax consequences are involved, you are urged to consult your personal tax advisor.

If you desire to accept the stock option, please sign one copy of the Stock Option Agreement and return it to Rick J. Hans, Walgreen Co., Finance Department MS #2261, 200 Wilmot Road, Deerfield, IL 60015. Please note that the stock option may not be exercised unless and until you sign, date, and return the Stock Option Agreement. You should retain a copy for your own use especially with reference to the procedures necessary if you elect to exercise the stock option.

Very truly yours,

WALGREEN CO.

EXECUTIVE STOCK OPTION PLAN - STOCK OPTION AGREEMENT

Employee (the "Optionee"): <> <> <>

Social Security No.: <>

Date of Grant: <>

Expiration Date: <>

Number of Shares Optioned: <>

Option Price Per Share of Common Stock: <>

THIS OPTION AGREEMENT is made as of the Date of Grant set forth above between WALGREEN CO. (the "Company") and the Optionee named above pursuant to the provisions of the Walgreen Co. Executive Stock Option Plan (the "Plan"). The Plan, as in effect on the date of this Option Agreement and as it may be amended from time to time, is incorporated in this Option Agreement by reference, and all rights granted by this Option Agreement are subject to the terms and conditions of the Plan. The parties hereto agree as follows:

1. Grant of Stock Option. The Company hereby grants to the Optionee a stock option to purchase all or any part of the Number of Shares set forth above of Common Stock of the Company, par value $.078125 ("Common Stock"), at the Option Price set forth above, which is 100% of the fair market value of such Common Stock on the Date of Grant, in the manner and subject to the terms and conditions of the Plan and this Option Agreement. This stock option is intended to be a "non-qualified stock option" and shall not be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2. Vesting/Exercise/Expiration. The Optionee may not exercise the stock option granted prior to the "Vesting Date," which is the three-year anniversary of the Date of Grant, absent action by the Compensation Committee of the Board of Directors to waive or alter such restrictions. Thereafter, except as hereinafter provided, the Optionee may exercise the stock option granted herein at any time and from time to time until the close of business on the Expiration Date set forth above. The stock option granted herein may be exercised to purchase any number of whole shares of Common Stock, except that no purchase shall be for less than ten (10) full shares, or the remaining unexercised shares, if less. This stock option is deemed to be "outstanding" until it has been exercised in full or expired pursuant to the terms of this Option Agreement.

3. Retirement. If, without having fully exercised this stock option, the Optionee retires, or is retired, from the employ of the Company (or a subsidiary of the Company if the Optionee is then in the employ of such subsidiary) then the Optionee's right to exercise this stock option shall terminate upon the earlier of the Expiration Date or a date which is sixty (60) months following the Optionee's retirement. For purposes of this section, retirement shall be defined as a cessation of employment, in good standing, after the employee has attained fifty-five (55) years of age and has completed at least ten (10) years of continuous service with the Company. The foregoing shall apply regardless of whether such retirement occurs before or after the Vesting Date.

4. Disability. If, without having fully exercised this stock option, the Optionee's employment with the Company (or a subsidiary of the Company if the Optionee is then in the employ of such subsidiary) is terminated due to total and permanent disability (as determined by the Compensation Committee of the Board of Directors or its designee), then the Optionee's right to exercise this stock option shall terminate upon the earlier of the Expiration Date or a date which is sixty (60) months following the date of termination of employment. The Optionee may exercise this stock option at any time between the Vesting Date and the date the Optionee's right to exercise this stock option expires.

5. Death. If, without having fully exercised this stock option, the Optionee shall die while in the employ of the Company (or a subsidiary of the Company if the Optionee is then in the employ of such subsidiary), then this stock option shall be exercisable by the executor or administrator of the Optionee's estate or by such person or persons who shall have acquired the Optionee's rights hereunder by bequest or inheritance or by reason of his or her death, for a period ending on the earlier of the Expiration Date or sixty (60) months following the date of the Optionee's death. This stock option may be exercised at any time between the Vesting Date and the date the right to exercise this stock option expires.

6. Other Termination of Employment. If, without having fully exercised this stock option, the Optionee's employment with the Company (or a subsidiary of the Company if the Optionee is then in the employ of such subsidiary) is terminated for reasons other than the Optionee's retirement (as defined in Section 3 above), death, or total and permanent disability (as defined in Section 4 above), then the Optionee's right to exercise this stock option shall terminate as of the date of his or her termination of employment, subject to the right of the Compensation Committee of the Board of Directors to extend the exercise period of this stock option.

7. Disqualifying Termination. Notwithstanding any other provision of this Option Agreement to the contrary, if without having fully exercised this stock option, the Optionee's employment with the Company (or a subsidiary of the Company if the Optionee is then in the employ of such subsidiary) is terminated for Cause, then the Optionee's rights to exercise this stock option shall terminate immediately. For purposes of this Option Agreement, "Cause" shall mean: (a) any act or acts of dishonesty committed by the Optionee; or (b) any violation of the policies or procedures of the Company applicable to the Optionee's employment or job category which is either: (i) grossly negligent; or (ii) willful and deliberate. The determination of whether the Optionee's employment has been terminated for Cause shall be within the discretion of the Compensation Committee of the Board of Directors or its designee.

8. Forfeiture of Outstanding Options Following Termination of Employment. Notwithstanding the remainder of this Option Agreement, the Optionee's remaining right, if any, to exercise stock options covered by this Option Agreement shall immediately terminate if and when the Optionee engages in Competition with the Company at any time during the period beginning on the date of his or her termination of employment with the Company (or a subsidiary of the Company if the Optionee is then in the employ of such subsidiary) for any reason and ending twenty-four (24) months thereafter. For purposes of the foregoing, "Competition with the Company" is defined as engaging, without the prior written consent signed by an officer of the Company, within any geographical area or market served by the Company, in any business activity of a type offered or engaged in by the Company, either on the Optionee's own behalf or on behalf of another business enterprise. The determinations of whether the Optionee has engaged in Competition with the Company and the date such Competition commences shall be exclusively within the discretion of the Compensation Committee or its designee.

9. Limited Transferability. This stock option is nonassignable and not transferable other than by beneficiary designation, by will or by the laws of descent and distribution. During the lifetime of the Optionee this stock option and all rights granted hereunder shall be exercisable only by the Optionee. Notwithstanding the foregoing, transfers by the Optionee of options shall be recognized and given effect if such options are transferred to a grantor trust established pursuant to Sections 674, 675, 676 and 677 of the Internal Revenue Code of 1986, as amended, for the benefit of the Optionee or a person or persons who are members of the Optionee's immediate family (or for the benefit of their descendants); provided that any such transfer has not been disclaimed prior to the exercise of such options by the trustee of such trust, and the trustee of such trust certifies to the Compensation Committee of the Board of Directors or its designee that such transfer occurred without any payment of consideration for such transfer.

10. Change in Common Stock. In the event of any change in Common Stock by reason of any stock dividend, recapitalization, reorganization, split-up, merger, consolidation, exchange of shares, or of any similar change affecting Common Stock, the number of shares of Common Stock subject to this stock option and the Option Price shall be equitably adjusted by the Compensation Committee of the Board of Directors.

11. Exercise Process. This stock option may be exercised by giving written notice to Walgreen Co., Attention: Finance Department, Corporate Offices, 200 Wilmot Road, MS 2261, Deerfield, Illinois 60015 (or such other address as may be specified by the Company to the Optionee). Alternatively, the Company may designate one or more third parties to administer the stock option exercise process and direct the Optionee accordingly. Such notice (a) shall be signed by the Optionee or (in the event of his or her death) the Optionee's legal representative, (b) shall specify the number of full shares then elected to be purchased, and (c) shall be accompanied by payment in full of the Option Price of the shares to be purchased. Payment may be made in cash or by check payable to the order of the Company, and such payment shall include any tax withholding obligation, as set forth in Section 12 below. Alternatively, the Company may allow for one or more of the following methods of exercising stock options:

a. Payment for shares as to which this stock option is being exercised and/or payment of any federal, state, local or other tax withholding obligations may be made by transfer to the Company of shares of Common Stock already owned by the Optionee, or any combination of such shares and cash, having a fair market value determined at the close of business on the date of stock option exercise equal to, but not exceeding, the Option Price and/or the tax withholding obligation, as the case may be.

b. The Company may also allow for "same day sale" transactions pursuant to which a third party (engaged by the Company or the Optionee) loans funds to the Optionee to enable the Optionee to purchase the shares and pay any tax withholding obligations, and then sells a sufficient number of the exercised shares on behalf of the Optionee to enable the Optionee to repay the loan and any fees. The remaining shares and/or cash are then issued by the third party to the Optionee.

As promptly as practicable after receipt of such notice and payment (including payment with respect to any tax withholding obligations), the Company shall cause to be issued and delivered to the Optionee or (in the event of his or her death) the Optionee's legal representative, as the case may be, certificates for the shares of Common Stock so purchased.

12. Tax Withholding. The Company may make such provisions and take such actions as it may deem necessary or appropriate for the withholding of any Federal, state, local and other taxes required by law to be withheld with respect to this stock option, including, but not limited to, deducting the amount of any such withholding taxes from the amount to be paid hereunder, whether in Common Stock or in cash, or from any other amount then or thereafter payable to the Optionee, or requiring the Optionee, his or her beneficiary, or legal representative to pay to the Company the amount required to be withheld or to execute such documents as the Compensation Committee of the Board of Directors or its designee deems necessary or desirable to enable the Company to satisfy its withholding obligations.

13. Rights as Shareholder. The Optionee shall have no rights as a shareholder of the Company with respect to the shares of Company Common Stock subject to this Option Agreement until such time as the purchase price has been paid and a certificate of stock for such shares has been issued to the Optionee. Except as provided in Section 10 above, no adjustment shall be made for dividends or distributions or other rights with respect to such shares for which the record date is prior to the date on which the Optionee becomes the holder of record thereof. Anything herein to the contrary notwithstanding, if a law or any regulation of the Securities and Exchange Commission or of any other body having jurisdiction shall require the Company or the Optionee to take any action before shares of Common Stock can be delivered to the Optionee hereunder, then the date of delivery of such shares may be delayed accordingly.

14. No Guarantee of Employment. Nothing in this Option Agreement shall interfere with or limit in any way the right of the Company or any of its subsidiaries to terminate any Optionee's employment at any time, nor confer upon any employee any right to continue in the employ of the Company or any of its subsidiaries. No employee shall have a right to be selected as an Optionee.

15. Option Plan/Compensation Committee. This Option Agreement and the rights of the Optionee hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Compensation Committee of the Board of Directors may adopt for administration of the Plan. It is expressly understood that the Compensation Committee is authorized to administer, construe, and make all determinations necessary or appropriate for the administration of the Plan and this Option Agreement, all of which shall be binding upon the Optionee. Any inconsistency between this Option Agreement and the Plan shall be resolved in favor of the Plan.

16. Governing Law. Subject to Section 17 below, the stock option covered by this Option Agreement, this Option Agreement and all determinations made and actions taken pursuant thereto, to the extent otherwise not governed by the Internal Revenue Code of 1986, as amended, or any other laws of the United States, shall be governed by and construed in accordance with the laws of the State of Illinois.

17. Conformity with Applicable Law. If any provision of this Option Agreement is determined to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Option Agreement or the validity, legality or enforceability of such provision in any other jurisdiction, but this Option Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

18. Successors. This Option Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Optionee, acquire any rights hereunder.

IN WITNESS WHEREOF, the parties have caused this Option Agreement to be executed as of the dates indicated below, to be effective as of the Date of Grant set forth above.

WALGREEN CO.

ATTEST:

Secretary

____________________________________________________ Dated:______________________

Optionee (Signature): <> <> <>